Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Achieves 2016 Guidance; Sets Growth Target of 8% to 10% Through 2020

Achievements

•	2016

◦	Consolidated Net Cash Provided by Operating Activities of $2,884 million, at the high end of the guidance range of $2,000 to $2,900 million

◦	Proportional Free Cash Flow of $1,417 million, exceeding the guidance range of $1,000 to $1,350 million

◦	Diluted EPS of $0.00, primarily driven by non-cash impairments

◦	Adjusted EPS of $0.98, within the guidance range of $0.95 to $1.05

◦	Brought on-line 2,976 MW of new projects, with an additional 3,389 MW under construction and expected to come on-line through 2019

•	In partnership with AIMCo, agreed to acquire sPower, the largest independent solar developer in the United States

Guidance and Expectations

•
Initiating 2017 guidance for Consolidated Net Cash Provided by Operating Activities of $2,000 to $2,800 million, Consolidated Free Cash Flow of $1,400 to $2,000 million and Adjusted EPS of $1.00 to $1.10

•	Expecting 8% to 10% average annual growth in Consolidated Free Cash Flow and Adjusted EPS through 2020, off the mid-point of 2016 guidance

ARLINGTON, Va., February 27, 2017 – The AES Corporation (NYSE: AES) today reported financial results for the year ending December 31, 2016. Overall results reflected the impact from the devaluation in foreign currencies, lower electricity prices, certain gains that benefited 2015 results and higher non-cash impairment losses, partially offset by a lower effective tax rate. The Company also benefited from improvements in working capital.

Compared with last year, these results primarily reflect lower margins at: the US Strategic Business Unit (SBU) largely due to lower wholesale prices and lower contributions from regulated customers at DPL in Ohio; the Brazil SBU, reflecting the impacts from the expiration of Tietê’s Power Purchase Agreement (PPA) in 2015, as well as a liability reversal at Eletropaulo taken in 2015, which benefited 2015 results; and the Europe SBU, which was driven by a contracted capacity price reduction at Maritza in Bulgaria, following the successful settlement of overdue receivables in 2016, as well as the devaluation of the Kazakhstan Tenge.

Consolidated Net Cash Provided by Operating Activities for full year 2016 was $2,884 million, an increase of $750 million compared to full year 2015. The increase was primarily driven by higher collections at the Company’s distribution businesses in Brazil, Eletropaulo and Sul, and the settlement of overdue receivables at Maritza in Bulgaria. These positive contributions were offset by lower margins across the

SBUs, as well as the recovery of overdue receivables in the Dominican Republic in 2015, which benefited 2015 results. Full Year 2016 Proportional Free Cash Flow (a non-GAAP financial measure) increased $176 million to $1,417 million compared to full year 2015, primarily due to the same factors as Consolidated Net Cash Provided by Operating Activities.

Full Year 2016 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.00, a decrease of $0.48 compared to full year 2015. Full year 2016 Diluted EPS reflects higher impairment losses, primarily at certain merchant generating assets at DPL in Ohio and lower overall margins, partially offset by a lower effective tax rate. Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) for full year 2016 decreased $0.27 to $0.98, primarily due to lower margins, $0.06 lower equity in earnings of affiliates from the restructuring gain at Guacolda in Chile executed in 2015 and the $0.06 impact from a reserve taken in 2016 for recoverable costs incurred in prior years, partially offset by a lower adjusted effective tax rate of 23% versus 29% in 2015.

"We ended 2016 on a high note, achieving our guidance for all metrics, with cash flow coming in at the high end, and Adjusted EPS well within, our ranges. We also continued to make strides on our strategic objectives by completing 3 GW of construction projects, selling non-core assets and making further cost cuts and revenue enhancements," said Andrés Gluski, AES President and Chief Executive Officer. "The recent purchase of sPower increases our long-term contracted, U.S. Dollar-denominated, renewable portfolio, which was one of our stated objectives for 2016."

"Our solid results in 2016 position us well to deliver 8% to 10% average annual growth in cash flow, earnings and our dividend through 2020," said Tom O'Flynn, AES Executive Vice President and Chief Financial Officer. "sPower is a credit-positive business that we expect to be accretive to earnings. Our continued execution on our strategic objectives puts us on track to achieve investment grade statistics by 2020."

Table 1: Key Financial Results

	Fourth Quarter		Full Year		Full Year 2016 Guidance
$ in Millions, Except Per Share Amounts	2016	2015	2016	2015
Consolidated Net Cash Provided by Operating Activities	$702	$629	$2,884	$2,134	$2,000-$2,900
Proportional Free Cash Flow [1]	$347	$293	$1,417	$1,241	$1,000-$1,350
Diluted EPS from Continuing Operations	$(0.30)	$(0.11)	$0.00	$0.48	N/A
Adjusted EPS [1]	$0.35	$0.36	$0.98	$1.25	$0.95-$1.05

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

Guidance and Expectations
The Company is providing ranges and expected average annual growth rates for Consolidated Free Cash Flow and Adjusted EPS in its 2017 guidance and its 2020 expectations. The Company previously had provided Proportional Free Cash Flow to reflect the Company's ownership-adjusted share of free cash flow. As a result of recent interpretive guidance issued by the SEC staff, the Company will no longer be providing guidance and expectations for Proportional Free Cash Flow.

Table 2: Guidance and Expectations

$ in Millions, Except Per Share Amounts	2016 Guidance & Expectations	2017 Guidance	2020 Expectations
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,900	$2,000-$2,800	N/A
Consolidated Free Cash Flow[1]	$1,300-$2,200	$1,400-$2,000	8%-10% growth off mid-point of 2016 expectation
Adjusted EPS [1,2]	$0.95-$1.05	$1.00-$1.10	8%-10% growth off mid-point of 2016 guidance

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

[2]
In providing its full year 2017 Adjusted EPS guidance, the Company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to: (a) unrealized gains or losses related to derivative transactions; (b) unrealized foreign currency gains or losses; (c) gains or losses due to dispositions and acquisitions of business interests; (d) losses due to impairments; and (e) costs due to the early retirement of debt. At this time, management is not able to estimate the aggregate impact, if any, of these items on reported earnings. Accordingly, the Company is not able to provide a corresponding GAAP equivalent for its Adjusted EPS guidance.

The Company is initiating 2017 guidance and providing its expectations for 2020 as follows:

•
The Company is initiating 2017 guidance ranges for Consolidated Net Cash Provided by Operating Activities of $2,000 to $2,800 million, Consolidated Free Cash Flow of $1,400 to $2,000 million and Adjusted EPS of $1.00 to $1.10. 2017 guidance is based on the following assumptions:

◦	The dilution impact from the timing of planned asset sales is expected to be in the range of $0.03 to $0.04.

◦	The Company expects to raise at least $500 million in equity proceeds from asset sales in 2017 that will be reallocated in 2017 and 2018.

◦	The Company expects an effective tax rate of 31% to 33%.

•	The Company expects 8% to 10% average annual growth in Consolidated Free Cash Flow and Adjusted EPS through 2020 off the mid-point of its 2016 expectations and guidance.

◦
The Company also expects 8% to 10% average annual growth in Parent Free Cash Flow (a non-GAAP financial metric) through 2020 off the mid-point of its 2016 expectation of $525 to $625 million. Subject to Board approval, and in line with this expectation, the Company expects its shareholder dividend to grow 8% to 10% annually on average, as well.

The Company's 2017 guidance and its expectations through 2020 are based on foreign currency and commodity forward curves as of December 31, 2016. As a part of the Company's strategic shift to reduce AES' exposure to the Brazilian distribution business, the Company's 2017 guidance and its expectations through 2020 assumes the deconsolidation of Eletropaulo.

Additional Highlights

•
In February 2017, the Company and Alberta Investment Management Corporation (AIMCo) agreed to acquire 100% of FTP Power LLC (sPower) for $853 million in cash, plus the assumption of $724 million in non-recourse debt. In connection with this transaction, AES and AIMCo will directly and independently purchase and own slightly below 50% equity interests in sPower. A portion of the acquisition will be funded with $90 million of subordinated debt to sPower, and the remaining amount of $763 million will be funded with equity from AES and AIMCo in equal proportion.

◦
The sPower portfolio includes 1,274 MW of solar and wind projects in operation or under construction and a development pipeline of more than 10,000 MW, located in the United States. The operating assets and projects under construction are under long-term Power Purchase Agreements (PPA) with an average remaining life of 21 years. The offtakers under the PPAs have an average credit rating of A1. After closing, AES' ownership of renewable energy projects in operation and under construction will grow from 8,278 MW to 9,552 MW, including hydro, wind, solar and energy storage.

◦
This transaction is expected to close by the third quarter of 2017, subject to review or approval by the Federal Energy Regulatory Commission, the Committee on Foreign Investment in the United States and the expiration or termination of any waiting period under the Hart-Scott-Rodino Act. The acquisition price is subject to customary post-signing purchase price adjustments.

•	In 2016, the Company's Parent Free Cash Flow was $579 million, within the Company's expectation for $525 to $625 million and up 9% from 2015.

•	In 2016, the Company used $312 million to prepay and refinance Parent debt.

•	In 2016, the Company returned $369 million to shareholders through dividends and share repurchases.

◦	The Company paid $290 million in quarterly dividends. The Company also increased its quarterly dividend by 9.1% to $0.12 per share beginning in the first quarter of 2017.

◦	The Company repurchased 9 million shares for $79 million, at an average price of $9.07 per share. All share repurchases were executed during the first quarter of 2016.

•	In 2016, the Company successfully completed 2,976 MW of projects on time and on budget.

◦	The Company currently has 3,389 MW of capacity under construction and expected to come on-line through 2019.

•	In 2016, the Company announced or closed approximately $500 million in asset sale proceeds to AES.

Non-GAAP Financial Measures
See Non-GAAP Financial Measures for definitions of Consolidated Free Cash Flow, Proportional Free Cash Flow, Adjusted Earnings Per Share, Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Consolidated Statements of Operations, Segment Information, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information, 2016 Financial Guidance Elements and 2017 Financial Guidance Elements.

Conference Call Information
AES will host a conference call on Monday, February 27, 2017 at 9:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 0110900. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES
The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 17 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 19,000 people is committed to operational excellence and meeting the world’s changing power needs.  Our 2016 revenues were $14 billion and we own and manage $36 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2016 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2016 Annual Report on Form 10-K dated on or about February 24, 2017 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Year Ended December 31,
	2016	2015	2014
	(in millions, except per share amounts)
Revenue:
Regulated	$6,629	$6,852	$7,852
Non-Regulated	6,957	7,303	8,272
Total revenue	13,586	14,155	16,124
Cost of Sales:
Regulated	(6,078)	(5,764)	(6,615)
Non-Regulated	(5,075)	(5,533)	(6,529)
Total cost of sales	(11,153)	(11,297)	(13,144)
Operating margin	2,433	2,858	2,980
General and administrative expenses	(194)	(196)	(187)
Interest expense	(1,431)	(1,344)	(1,451)
Interest income	464	460	320
Loss on extinguishment of debt	(13)	(182)	(261)
Other expense	(103)	(58)	(65)
Other income	65	82	121
Gain on disposal and sale of businesses	29	29	358
Goodwill impairment expense	—	(317)	(164)
Asset impairment expense	(1,096)	(285)	(91)
Foreign currency transaction gains (losses)	(15)	107	11
Other non-operating expense	(2)	—	(128)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	137	1,154	1,443
Income tax benefit (expense)	188	(472)	(371)
Net equity in earnings of affiliates	36	105	19
INCOME FROM CONTINUING OPERATIONS	361	787	1,091
Income (loss) from operations of discontinued businesses, net of income tax benefit (expense) of $9, $7, and $(71), respectively	(19)	(25)	111
Net loss from disposal and impairments of discontinued businesses, net of income tax benefit (expense) of $266, $0, and $(4), respectively	(1,119)	—	(55)
NET INCOME (LOSS)	(777)	762	1,147
Noncontrolling interests:
Less: Net (income) attributable to noncontrolling interests	(364)	(456)	(386)
Less: Net loss attributable to redeemable stocks of subsidiaries	11	—	—
Plus: Loss from discontinued operations attributable to noncontrolling interests	—	—	8
Total net income attributable to noncontrolling interests	(353)	(456)	(378)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(1,130)	$306	$769
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$8	$331	$705
Income (loss) from discontinued operations, net of tax	(1,138)	(25)	64
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(1,130)	$306	$769
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$—	$0.48	$0.98
Income (loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(1.72)	(0.03)	0.09
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(1.72)	$0.45	$1.07
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$—	$0.48	$0.97
Income (loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(1.71)	(0.04)	0.09
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(1.71)	$0.44	$1.06
DIVIDENDS DECLARED PER COMMON SHARE	$0.45	$0.41	$0.25

THE AES CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,
	2016	2015
	(in millions, except per share amounts)
Revenue:
Regulated	$1,703	$1,533
Non-Regulated	1,841	1,686
Total revenue	3,544	3,219
Cost of Sales:
Regulated	(1,557)	(1,317)
Non-Regulated	(1,325)	(1,185)
Total cost of sales	(2,882)	(2,502)
Operating margin	662	717
General and administrative expenses	(59)	(46)
Interest expense	(345)	(349)
Interest income	99	139
Loss on extinguishment of debt	(1)	(21)
Other expense	(61)	(11)
Other income	22	40
Gain (loss) on disposal and sale of businesses	(1)	5
Goodwill impairment expense	—	(317)
Asset impairment expense	(623)	(9)
Foreign currency transaction gains	1	103
Other non-operating expense	(2)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(308)	251
Income tax benefit (expense)	353	(206)
Net equity in earnings of affiliates	11	9
INCOME FROM CONTINUING OPERATIONS	56	54
(Loss) from operations of discontinued businesses, net of income tax benefit of $5, and $1, respectively	(12)	(13)
Net (loss) from disposal and impairments of discontinued businesses, net of income tax (expense) of $(135), and $0, respectively	(737)	—
NET INCOME (LOSS)	(693)	41
Noncontrolling interests:
Less: (Income) from continuing operations attributable to noncontrolling interests	(259)	(126)
Less: Net loss attributable to redeemable stocks of subsidiaries	3	—
Less: (Income) loss from discontinued operations attributable to noncontrolling interests	—	—
Total net income attributable to noncontrolling interests	(256)	(126)
NET (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(949)	$(85)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
(Loss) from continuing operations, net of tax	$(200)	$(72)
(Loss) from discontinued operations, net of tax	(749)	(13)
Net (loss)	$(949)	$(85)
BASIC EARNINGS PER SHARE:
(Loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.30)	$(0.11)
(Loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(1.14)	(0.02)
NET (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(1.44)	$(0.13)
DILUTED EARNINGS PER SHARE:
(Loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.30)	$(0.11)
(Loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(1.14)	(0.02)
NET (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(1.44)	$(0.13)
DIVIDENDS DECLARED PER COMMON SHARE	$0.23	$0.21

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions)
REVENUE
US	$847	$842	$3,429	$3,593
Andes	642	595	2,506	2,489
Brazil	994	775	3,755	3,858
MCAC	576	557	2,172	2,353
EMEA	243	270	918	1,191
Asia	178	183	752	684
Corporate, Other and Inter-SBU eliminations	64	(3)	54	(13)

Total Revenue	$3,544	$3,219	$13,586	$14,155

THE AES CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2016	December 31, 2015
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,305	$1,257
Restricted cash	278	295
Short-term investments	798	469
Accounts receivable, net of allowance for doubtful accounts of $111 and $87, respectively	2,166	2,302
Inventory	630	671
Deferred income taxes	—	—
Prepaid expenses	83	106
Other current assets	1,151	1,318
Current assets of discontinued operations and held-for-sale businesses	—	424
Total current assets	6,411	6,842
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	779	702
Electric generation, distribution assets and other	28,539	27,282
Accumulated depreciation	(9,528)	(8,939)
Construction in progress	3,057	2,977
Property, plant and equipment, net	22,847	22,022
Other Assets:
Investments in and advances to affiliates	621	610
Debt service reserves and other deposits	593	555
Goodwill	1,157	1,157
Other intangible assets, net of accumulated amortization of $519 and $481, respectively	359	340
Deferred income taxes	781	410
Service concession assets, net of accumulated amortization of $114 and $34, respectively	1,445	1,543
Other noncurrent assets	1,905	2,109
Total other assets	6,861	7,606
TOTAL ASSETS	$36,119	$36,470
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,656	$1,571
Accrued interest	247	236
Accrued and other liabilities	2,066	2,286
Non-recourse debt, including $273 and $258, respectively, related to variable interest entities	1,303	2,172
Recourse debt	—	—
Current liabilities of discontinued operations and held-for-sale businesses	—	661
Total current liabilities	5,272	6,926
NONCURRENT LIABILITIES
Non-recourse debt, including $1,502 and $1,531, respectively, related to variable interest entities	14,489	12,943
Recourse debt	4,671	4,966
Deferred income taxes	804	1,090
Pension and other postretirement liabilities	1,396	919
Other noncurrent liabilities	3,005	2,794
Noncurrent liabilities of discontinued operations and held-for-sale businesses	—	123
Total noncurrent liabilities	24,365	22,835
Redeemable stock of subsidiaries	782	538
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 816,061,123 issued and 659,182,232 outstanding at December 31, 2016 and 815,846,621 issued and 666,808,790 outstanding at December 31, 2015)	8	8
Additional paid-in capital	8,592	8,718
Retained earnings (accumulated deficit)	(1,146)	143
Accumulated other comprehensive loss	(2,756)	(3,883)
Treasury stock, at cost (156,878,891 shares at December 31, 2016 and 149,037,831 shares at December 31, 2015)	(1,904)	(1,837)
Total AES Corporation stockholders’ equity	2,794	3,149
NONCONTROLLING INTERESTS	2,906	3,022
Total equity	5,700	6,171
TOTAL LIABILITIES AND EQUITY	$36,119	$36,470

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
OPERATING ACTIVITIES:	(in millions)		(in millions)
Net income (loss)	$(693)	$41	$(777)	$762
Adjustments to net income:
Depreciation and amortization	299	264	1,176	1,144
Loss (gain) on sale of businesses	1	(5)	(29)	(29)
Impairment expenses	623	326	1,098	602
Deferred income taxes	(318)	(42)	(793)	(50)
Provisions for (reversals of) contingencies	20	19	48	(72)
Loss on extinguishment of debt	8	21	20	186
Loss (Gain) on sale and disposal of assets	12	(3)	38	20
Impairments of discontinued operations and held-for-sale businesses	600	—	1,383	—
Other	62	(42)	168	8
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(98)	(64)	237	(378)
(Increase) decrease in inventory	6	(15)	42	(26)
(Increase) decrease in prepaid expenses and other current assets	200	278	870	655
(Increase) decrease in other assets	(14)	(202)	(251)	(1,305)
Increase (decrease) in accounts payable and other current liabilities	(53)	(207)	(620)	31
Increase (decrease) in income tax payables, net and other tax payables	71	179	(199)	53
Increase (decrease) in other liabilities	(24)	81	473	533
Net cash provided by operating activities	702	629	2,884	2,134
INVESTING ACTIVITIES:
Capital expenditures	(575)	(621)	(2,345)	(2,308)
Acquisitions, net of cash acquired	6	—	(55)	(17)
Proceeds from the sale of businesses, net of cash sold, and equity method investments	474	42	631	138
Sale of short-term investments	1,157	1,168	4,904	4,851
Purchase of short-term investments	(1,354)	(1,196)	(5,151)	(4,801)
(Increase) decrease in restricted cash, debt service reserves and other assets	62	(99)	(61)	(159)
Other investing	(9)	(21)	(31)	(70)
Net cash used in investing activities	(239)	(727)	(2,108)	(2,366)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	386	282	1,465	959
Repayments under the revolving credit facilities	(1,933)	(1,512)	(1,433)	(937)
Issuance of recourse debt	(1,618)	(2,706)	500	575
Repayments of recourse debt	48	(271)	(808)	(915)
Issuance of non-recourse debt	3,786	5,163	2,978	4,248
Repayments of non-recourse debt	(946)	(844)	(2,666)	(3,312)
Payments for financing fees	(19)	(25)	(105)	(90)
Distributions to noncontrolling interests	(120)	(144)	(476)	(326)
Contributions from noncontrolling interests and redeemable security holders	36	9	190	126
Proceeds from the sale of redeemable stock of subsidiaries	—	—	134	461
Dividends paid on AES common stock	(72)	(67)	(290)	(276)
Payments for financed capital expenditures	(5)	(40)	(113)	(150)
Purchase of treasury stock	—	(74)	(79)	(482)
Proceeds from sales to noncontrolling interests, net of transaction costs	—	154	—	154
Other financing	(32)	17	(44)	(7)
Net cash used in financing activities	(489)	(58)	(747)	28
Effect of exchange rate changes on cash	2	(12)	9	(52)
Decrease (Increase) in cash of discontinued operations and held-for-sale businesses	4	(11)	10	(4)
Total Increase (decrease) in cash and cash equivalents	(20)	(179)	48	(260)
Cash and cash equivalents, beginning	1,325	1,436	1,257	1,517
Cash and cash equivalents, ending	$1,305	$1,257	$1,305	$1,257
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$436	$390	$1,273	$1,265
Cash payments for income taxes, net of refunds	$62	$69	$487	$388
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired through capital lease and other liabilities	$—	$6	$5	$18
Dividends declared but not yet paid	$174	$135	$174	$135

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders.
Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.
The Company's non-GAAP metrics are Proportional Free Cash Flow, Adjusted pre-tax contribution (“adjusted PTC”) and Adjusted earnings per share (“adjusted EPS”) used by management and external users of our consolidated financial statements such as investors, industry analysts and lenders.
Proportional Free Cash Flow is defined as cash flows from operating activities (adjusted for service concession asset capital expenditures), less maintenance capital expenditures (including non-recoverable environmental capital costs and net of reinsurance proceeds) adjusted for the estimated impact of noncontrolling interests. Proportional Free Cash Flow in each SBU includes the effect of intercompany transactions with other SBUs except for interest, tax sharing, charges for management fees and transfer pricing. The proportionate share of cash flows and related adjustments attributable to noncontrolling interest in our subsidiaries comprise the proportional adjustment factor presented in the reconciliation below.
The GAAP measure most comparable to Proportional Free Cash Flow is Net Cash Flows Provided By Operating Activities. We believe that Proportional Free Cash Flow better reflects the underlying business performance of the Company, as it measures the cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or repaying debt. Factors in this determination include the impact of noncontrolling interest, where AES consolidates the results of a subsidiary that is not wholly-owned by the Company.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in millions)
Calculation of Maintenance Capital Expenditures for Free Cash Flow (1) Reconciliation Below:

Maintenance Capital Expenditures	$160	$195	$624	$612
Environmental Capital Expenditures	33	129	231	322
Growth Capital Expenditures	387	337	1,603	1,524
Total Capital Expenditures	$580	$661	$2,458	$2,458

Reconciliation of Proportional Adjusted Operating Cash Flow(2)
Consolidated Operating Cash Flow	$702	$629	$2,884	$2,134
Add: Capital Expenditures Related to Service Concession Assets (3)	2	17	29	165
Less: Proportional Adjustment Factor (2),5)	(245)	(197)	(1,032)	(558)
Proportional Adjusted Operating Cash Flow (2) (5)	$459	$449	$1,881	$1,741

Reconciliation of Free Cash Flow(1)
Consolidated Operating Cash Flow	$702	$629	$2,884	$2,134
Add: Capital Expenditures Related to Service Concession Assets (3)	2	17	29	165
Less: Maintenance Capital Expenditures, net of reinsurance proceeds	(160)	(195)	(624)	(612)
Less: Non-recoverable Environmental Capital Expenditures	(9)	(17)	(45)	(60)
Free Cash Flow(1)	$535	$434	$2,244	$1,627

Reconciliation of Proportional Free Cash Flow(1) (2)
Proportional Operating Cash Flow (2)	$458	$441	$1,866	$1,657
Add: Proportional Capital Expenditures Related to Service Concession Assets (3)	1	8	15	84
Proportional Adjusted Operating Cash Flow (2) (5)	459	449	1,881	1,741
Less: Proportional Maintenance Capital Expenditures, net of reinsurance proceeds (2)	(103)	(140)	(425)	(449)
Less: Proportional Non-Recoverable Environmental Capital Expenditures (2) (4)	(9)	(16)	(39)	(51)
Proportional Free Cash Flow(1) (2)	$347	$293	$1,417	$1,241

(1)	Free cash flow (a non-GAAP financial measure) is proportional free cash flow as defined above but inclusive of noncontrolling interest impacts.

(2)
The proportional adjustment factor, proportional maintenance capital expenditures (net of reinsurance proceeds) and proportional non-recoverable environmental capital expenditures are calculated by multiplying the percentage owned by noncontrolling interests for each entity by its corresponding consolidated cash flow metric and are totaled to the resulting figures. For example, Parent Company A owns 80% of Subsidiary Company B, a consolidated subsidiary. Thus, Subsidiary Company B has a 20% noncontrolling interest. Assuming a consolidated net cash flow from operating activities of $100 from Subsidiary B, the proportional adjustment factor for Subsidiary B would equal ($20), or $100 x (20%). The Company calculates the proportional adjustment factor for each consolidated business in this manner and then sums these amounts to determine the total proportional adjustment factor used in the reconciliation. The proportional adjustment factor may differ from the proportion of income attributable to noncontrolling interests as a result of (a) non-cash items which impact income but not cash and (b) AES' ownership interest in the subsidiary where such items occur.

(3)	Service concession asset expenditures are excluded from free cash flow and proportional free cash flow non-GAAP metric due to the adoption of service concession accounting effective January 1, 2015.

(4)
Excludes IPALCO’s proportional recoverable environmental capital expenditures of $16 million and $84 million for the three months ended December 31, 2016 and 2015, as well as, $132 million and $205 million for the twelve months ended December 31, 2016 and 2015, respectively.

(5)
Includes proportional adjustment amount for service concession asset expenditures of $1 million and $8 million for the three months ended December 31, 2016 and 2015, as well as, $15 million and $84 million for the twelve months ended December 31, 2016 and December 31, 2015, respectively. The Company adopted service concession accounting effective January 1, 2015.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to AES excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt.
The GAAP measure most comparable to adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to adjusted EPS is diluted earnings per share from continuing operations. We believe that adjusted PTC and adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015			Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
	Net of NCI(1)	Per Share (Diluted) Net of NCI(1)		Net of NCI(1)	Per Share(Diluted) Net of NCI(1)		Net of NCI(1)	Per Share (Diluted) Net of NCI(1)		Net of NCI(1)	Per Share (Diluted) Net of NCI(1)

Income (loss) from continuing operations attributable to AES and Diluted EPS	$(200)	$(0.30)		$(72)	$(0.11)		$8	$—	(2)	$331	$0.48
Add: Income Tax Expense (Benefit) from Continuing Operations Attributable to AES	(214)			162			(148)			275
Pre-Tax contribution	$(414)			$90			$(140)			$606
Adjustments
Unrealized Derivative (Gains)/ Losses	$(10)	$(0.02)		$(138)	$(0.20)		$(9)	$(0.02)		$(166)	$(0.24)
Unrealized Foreign Currency Transaction Losses	9	0.01		50	0.07		23	0.04		96	0.14
Disposition/Acquisition (Gains) / Losses	12	0.02	(3)	(10)	(0.01)		6	0.01	(4)	(42)	(0.06)	(5)
Impairment Losses	624	0.95	(6)	328	0.49	(7)	933	1.41	(8)	504	0.73	(9)
Loss on Extinguishment of Debt	3	—		20	0.03	(10)	29	0.05	(11)	179	0.26	(12)
Less: Net Income Tax (Benefit) Expense		(0.31)	(13)		0.09	(14)		(0.51)	(15)		(0.06)	(16)
Adjusted pre-tax contribution and Adjusted EPS	$224	$0.35		$340	$0.36		$842	$0.98		$1,177	$1.25
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)
Diluted EPS calculation includes income from continuing operations, net of tax, of $8 million less the $5 million adjustment to retained earnings to record the DP&L redeemable preferred stock at its redemption value as of December 31, 2016.

(3)	Amount primarily relates to the losses associated with the sale of SUL of $10 million, or $0.02 per share.

(4)
Amount primarily relates to the loss on deconsolidation of UK Wind of $20 million, or $0.03 per share and losses associated with the sale of Sul of $10 million, or $0.02; partially offset by the gain on sale of DPLER of $22 million, or $0.03 per share.

(5)	Amount primarily relates to the gains on the sale of Armenia Mountain of $22 million, or $0.03 per share and from the sale of Solar Spain and Solar Italy of $7 million, or $0.01 per share.

(6)	Amount primarily relates to asset impairments at DPL of $624 million, or $0.94 per share.

(7)	Amount primarily relates to asset impairments at DPL of $317 million, or $0.47 per share.

(8)
Amount primarily relates to asset impairments at DPL of $859 million, or $1.30 per share; $159 million at Buffalo Gap II ($49 million, or $0.07 per share, net of NCI); and $77 million at Buffalo Gap I ($23 million, or $0.03 per share, net of NCI).

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(9)
Amount primarily relates to the goodwill impairment at DPL of $317 million, or $0.46 per share, and asset impairments at Kilroot of $121 million ($119 million, or $0.17 per share, net of NCI), at Buffalo Gap III of $116 million ($27 million, or $0.04 per share, net of NCI), and at U.K. Wind (Development Projects) of $38 million ($30 million, or $0.04 per share, net of NCI).

(10)	Amount primarily relates to the loss on early retirement of debt at Andres of $11 million ($10 million, or $0.01 per share, net of NCI).

(11)	Amount primarily relates to the loss on early retirement of debt at the Parent Company of $19 million, or $0.03 per share.

(12)	Amount primarily relates to the loss on early retirement of debt at the Parent Company of $116 million, or $0.17 per share and at IPL of $22 million ($17 million, or $0.02 per share, net of NCI).

(13)	Amount primarily relates to the per share income tax benefit associated with losses on impairment of $209 million, or $0.32 per share in the three months ended December 31, 2016.

(14)	Amount primarily relates to the per share income tax benefit associated with unrealized derivatives of $49 million, or $0.07 per share in the three months ended December 31, 2015.

(15)	Amount primarily relates to the per share income tax benefit associated with asset impairment of $332 million, or $0.50 per share in the twelve months ended December 31, 2016.

(16)	Amount primarily relates to the per share income tax benefit associated with losses on extinguishment of debt of $55 million, or $0.08 per share in the twelve months ended December 31, 2015.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,112	$1,242	$1,070	$968
Returns of capital distributions to Parent & QHCs	46	34	30	24
Total subsidiary distributions & returns of capital to Parent	$1,158	$1,276	$1,100	$992

Parent only data: quarterly
($ in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	Actual	Actual	Actual	Actual
Subsidiary distributions to Parent & QHCs	$426	$265	$337	$85
Returns of capital distributions to Parent & QHCs	12	4	14	16
Total subsidiary distributions & returns of capital to Parent	$438	$269	$351	$101

Parent Company Liquidity (2)
($ in millions)	Balance at
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$100	$42	$30	$17
Availability under credit facilities	794	519	733	658
Ending liquidity	$894	$561	$763	$675

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION
2016 FINANCIAL GUIDANCE ELEMENTS(1), (2)

2016 Financial Guidance
As of 11/4/16
	Consolidated	Proportional
Income Statement Guidance
Adjusted Earnings Per Share (3)	$0.95-$1.05
Cash Flow Guidance
Net Cash Provided by Operating Activities	$2,000-$2,900 million
Free Cash Flow (4)		$1,000-$1,350 million
Reconciliation of Free Cash Flow Guidance
Net Cash from Operating Activities	$2,000-$2,900 million	$1,500-$1,850 million
Less: Maintenance Capital Expenditures	$600-$800 million	$400-$600 million
Free Cash Flow (4)	$1,300-$2,200 million	$1,000-$1,350 million

(1)	2016 Guidance is based on expectations for future foreign exchange rates and commodity prices as of September 30, 2016.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash Provided by Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company's cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Beginning in Q1 2015, the definition was revised to also exclude cash flows related to service concession assets. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)
Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

(4)
Free Cash Flow is reconciled above. Free Cash Flow (a non-GAAP financial measure) is defined as net cash from operating activities (adjusted for service concession asset capital expenditures) less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP.

THE AES CORPORATION
2017 FINANCIAL GUIDANCE ELEMENTS(1), (2)

2017 Financial Guidance
As of 2/27/17
Income Statement Guidance
Adjusted Earnings Per Share (3)	$1.00-$1.10
Cash Flow Guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,800 million
Consolidated Free Cash Flow (4)	$1,400-$2,000 million
Reconciliation of Free Cash Flow Guidance
Consolidated Net Cash from Operating Activities	$2,000-$2,800 million
Less: Maintenance Capital Expenditures	$600-$800 million
Consolidated Free Cash Flow (4)	$1,400-$2,000 million

(1)	2017 Guidance is based on expectations for future foreign exchange rates and commodity prices as of December 31, 2016.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash Provided by Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company's cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Beginning in Q1 2015, the definition was revised to also exclude cash flows related to service concession assets. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)
Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

(4)
Free Cash Flow is reconciled above. Free Cash Flow (a non-GAAP financial measure) is defined as net cash from operating activities (adjusted for service concession asset capital expenditures) less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP.